Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

METROCITY BANKSHARES, INC.

AMENDED AND RESTATED BYLAWS

OF

METROCITY BANKSHARES, INC.

ARTICLE One OFFICES		1

ARTICLE Two SHAREHOLDERS MEETINGS		1
2.1	Annual Meeting	1
2.2	Special Meetings	1
2.3	Place	1
2.4	Notice	1
2.5	Quorum	2
2.6	Proxies: Required Vote	2
2.7	Presiding Officer and Secretary	2
2.8	Shareholder List	2
2.9	Business at Annual and Special Meetings	2
2.10	Notice of Shareholder Business to be Conducted at a Meeting of Shareholders	3
2.11	Submission of Questionnaire; Representation and Agreement	8

ARTICLE Three DIRECTORS		9
3.1	Management	9
3.2	Number of Directors	9
3.3	Vacancies	9
3.4	Election of Directors	9
3.5	Executive Committee	10
3.6	Other Committees	11
3.7	Removal	11
3.8	Resignation	11
3.9	Compensation	11
3.10	Honorary and Advisory Directors	11
3.11	Nomination of Directors	12

ARTICLE Four MEETINGS OF THE BOARD OF DIRECTORS		12
4.1	Time and Place	12
4.2	Regular Meetings	12
4.3	Special Meetings	12
4.4	Content and Waiver of Notice	12
4.5	Quorum; Participation by Telephone	12
4.6	Tie Votes	13
4.7	Action in Lieu of Meeting	13
4.8	Interested Directors and Officers	13

ARTICLE Five OFFICERS, AGENTS AND EMPLOYEES		14
5.1	General Provisions	14
5.2	Powers and Duties of the Chief Executive Officer, the Chairman of the Board and the President	14
5.3	Powers and Duties of Vice Presidents	15
5.4	Powers and Duties of the Secretary	15
5.5	Powers and Duties of the Treasurer	15
5.6	Appointment, Powers and Duties of Assistant Secretaries	16
5.7	Appointment, Powers and Duties of Assistant Treasurers	16

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5.8	Delegation of Duties	16

ARTICLE Six CAPITAL STOCK		16
6.1	Certificates	16
6.2	Shareholder List	17
6.3	Transfer of Shares	17
6.4	Record Dates	17
6.5	Registered Owner	17
6.6	Transfer Agent and Registrars	18
6.7	Lost Certificates	18
6.8	Fractional Shares or Scrip	18

ARTICLE Seven BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS		18
7.1	Inspection of Books and Records	18
7.2	Seal	19
7.3	Annual Statements	19

ARTICLE Eight INDEMNIFICATION		20
8.1	Indemnification	20
8.2	Payment of Expenses in Advance	20
8.3	Insurance	20
8.4	Rights Not Exclusive	21

ARTICLE Nine NOTICES: WAIVERS OF NOTICE		21
9.1	Notices	21
9.2	Waivers of Notice	21

ARTICLE Ten EMERGENCY POWERS		21
10.1	Bylaws	21
10.2	Lines of Succession	21
10.3	Head Office	22
10.4	Period of Effectiveness	22
10.5	Notices	22
10.6	Officers as Directors Pro Tempore	22
10.7	Liability of Officers, Directors and Agents	22

ARTICLE Eleven CHECKS, NOTES, DRAFTS, ETC.		22

ARTICLE Twelve AMENDMENTS		22

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ARTICLE One
OFFICES

The corporation shall at all times maintain its principal office in Doraville, Georgia, its registered office in the state of Georgia and its registered agent at that address, but it may have other offices located within or outside the state of Georgia as the Board of Directors may determine.

ARTICLE Two
SHAREHOLDERS MEETINGS

2.1	Annual Meeting. A meeting of shareholders of the corporation shall be held annually for the purpose of electing directors and transacting any and all business that may properly come before the meeting. The annual meeting shall be held at such time and place, and on such date, as the directors shall determine from time to time and as shall be specified in the notice of the meeting.

2.2	Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer of the corporation, the President of the corporation, or upon a resolution by or affirmative vote of the Board of Directors, and not by the shareholders. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

2.3	Place. Annual or special meetings of shareholders may be held within or without the state of Georgia.

2.4	Notice. Notice of annual or special shareholders meetings stating the place, day and hour of the meeting shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, either mailed to the last known address or personally given to each shareholder entitled to vote at said meeting. Notice of any special meeting of shareholders shall state the purpose(s) for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, a merger or share exchange of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or share exchange, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

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2.5	Quorum. At all meetings of shareholders, a majority of the outstanding shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. The Board of Directors, the Chairman of the Board of Directors or the holders of a majority of the shares represented at the meeting and entitled to vote, whether or not a quorum is present, may adjourn such meeting from time to time.

2.6	Proxies: Required Vote. At every meeting of shareholders, including meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the articles of incorporation, or by these bylaws. Unless otherwise provided by the articles of incorporation or these bylaws, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.7	Presiding Officer and Secretary. At every meeting of shareholders, the Chairman or the President, or if such officers shall not be present then the person appointed by one of them, shall preside. The Secretary or an assistant secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

2.8	Shareholder List. The officer or agent having charge of the stock transfer books of the corporation shall produce for inspection by any shareholder at and continuously during every meeting of the shareholders a complete alphabetical list of shareholders showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

2.9	Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is:

(a)       specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or an authorized committee thereof;

(b)       otherwise brought before the meeting by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer of the corporation, or the Board of Directors; or

(c)       otherwise brought before the meeting by a “Noticing Shareholder” who complies with the notice procedures set forth in Article Two, Section 2.10 of these bylaws.

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A “Noticing Shareholder” must be either a “Record Holder” or a “Nominee Holder.” A “Record Holder” is a shareholder that holds of record stock of the corporation entitled to vote at the meeting on the business (including any election of a director) to be appropriately conducted at the meeting. A “Nominee Holder” is a shareholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business. Clause (c) of Section 2.9 of this Article Two shall be the exclusive means for a Noticing Shareholder to make director nominations or submit other business before a meeting of shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting, which proposals are not governed by these bylaws). Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a shareholders’ meeting except in accordance with the procedures set forth in Section 2.9 and Section 2.10 of this Article Two.

2.10	Notice of Shareholder Business to be Conducted at a Meeting of Shareholders. In order for a Noticing Shareholder to properly bring any item of business before a meeting of shareholders, the Noticing Shareholder must give timely notice thereof in writing to the Secretary of the corporation in compliance with the requirements of Section 2.10 of this Article Two. Section 2.10 of this Article Two shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act:

(a)       To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation:

(i)       in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation; and

(ii)       in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

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(b)       To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Shareholder’s notice to the Secretary must:

(i)       Set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A)       the name and address of the Noticing Shareholder as they appear on the corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(B)       the class or series and number of shares of the corporation that are, directly or indirectly, owned beneficially and/or of record, and the date such ownership was acquired,

(C)       any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation,

(D)       any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the corporation,

(E)       any short interest in any security of the corporation (for purposes of these bylaws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(F)       any rights to dividends on the shares of the corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the corporation,

(G)       any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

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(H)       any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any,

(I)        any arrangements, rights, or other interests described in Section 2.10(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household,

(J)        a representation that the Noticing Shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from shareholders in support of the nomination(s) or the business proposed,

(K)       a certification regarding whether or not such shareholder and Shareholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such shareholder’s and/or Shareholder Associated Persons’ acquisition of shares or other securities of the corporation and/or such shareholder’s and/or Shareholder Associated Persons’ acts or omissions as a shareholder of the corporation,

(L)       any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(M)      any other information as reasonably requested by the corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date.

(ii)       If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice must set forth:

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(A)       a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder or any Shareholder Associated Persons in such business, and

(B)       a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii)       Set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A)       all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected),

(B)       a description of any agreements, arrangements and understandings between or among such shareholder or any Shareholder Associated Person, on the one hand, and any other persons (including any Shareholder Associated Person), on the other hand, in connection with the nomination of such person for election as a director, and

(C)       a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

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(iv)       With respect to each nominee for election or reelection to the Board of Directors, the Noticing Shareholder shall include a completed and signed questionnaire, representation, and agreement required by Article Two, Section 2.11 of these bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of the proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

(c)       Notwithstanding anything in Article Two, Section 2.10(a) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the corporation.

(d)       For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder. As used in these bylaws, the term “Shareholder Associated Person” means, with respect to any shareholder, (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any shareholder, or any Shareholder Associated Person identified in clauses (i) or (ii) above. The terms “affiliate” and “associate” are fairly broad and are defined by reference to Rule 12b-2 under the Exchange Act. An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” “Control” is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.”

The term “associate” of a person means: (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

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(e)       Only those shareholder nominees who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with Section 2.10 of this Article Two, nothing in Section 2.10(e) of this Article Two shall be deemed to preclude discussion by any shareholder of such business. If any information submitted pursuant to Section 2.10 of this Article Two by any shareholder proposing a nominee(s) for election as a director at a meeting of shareholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 2.10 of this Article Two. Except as otherwise provided by law, the articles of incorporation, or these bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these bylaws and, if he or she should determine that any proposed nomination or business is not in compliance with these bylaws, he or she shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted.

(f)       Notwithstanding the foregoing provisions of these bylaws, a Noticing Shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws; provided, however, that any references in these bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article Two, Section 2.9 or Section 2.10.

(g)       Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these bylaws.

2.11	Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Article Two, Section 2.10 of these bylaws) to the Secretary at the principal executive offices of the corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a)       is not and will not become a party to:

(i)       any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation; or

(ii)       any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the corporation, with the person’s fiduciary duties under applicable law,

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(b)       is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c)       in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the corporation.

ARTICLE Three
DIRECTORS

3.1	Management. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

3.2	Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) members. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of a majority of the issued and outstanding shares of the corporation entitled to vote in an election of directors, or by the Board of Directors by the affirmative vote of a majority of all directors then in office.

3.3	Vacancies. The directors, even though less than a quorum, may fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors. Such appointment by the directors shall continue until the expiration of the term of the director whose place has become vacant, or, in the case of an increase in the number of directors, until the next meeting of shareholders.

3.4	Election of Directors. The Board of Directors shall be divided into three (3) classes Class I, Class II and Class III — which shall be nearly equal in number as possible. Each director in Class I shall be elected to an initial term ending at the 2019 Annual Meeting of Shareholders. Each director in Class II shall be elected to an initial term ending at the 2020 Annual Meeting of Shareholders. Each director in Class III shall be elected to an initial term ending at the 2021 Annual Meeting of Shareholders. Each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death, or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death, or removal from office.

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3.5	Executive Committee.

(a)       The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of one or more directors. Each Executive Committee member shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders and until the member’s successor is elected and qualified, or until the member’s death, resignation or removal, or until the member shall cease to be a director.

(b)       During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) the amendment of the articles of incorporation or bylaws of the corporation; (ii) the adoption of a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; or (iv) a voluntary dissolution of the corporation or the revocation of any such voluntary dissolution.

(c)       The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the state of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

(d)       The Executive Committee shall act by majority vote of its members; provided, however, that contracts or transactions of and by the corporation in which officers or directors of the corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

(e)       Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

(f)       The Board of Directors, by resolution adopted in accordance with paragraph (a) of this Section, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

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3.6	Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of one or more of the directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

3.7	Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee. The entire Board of Directors or an individual director may be removed from office only for cause by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated an incompetent by a court; is convicted of a felony; does not, within sixty (60) days after being elected, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill other requirements for holding the office of director; fails to attend regular meetings of the Board of Directors for six (6) consecutive meetings without having been excused by the Board of Directors; or was an employee or duly elected officer of the bank or trust company and was discharged, or resigned at the request of the Board of Directors for reasons relating to performance of duties as an employee or officer of the bank.

3.8	Resignation. Any director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board or the President or by giving written notice to the corporation. A director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.

3.9	Compensation. Directors may be allowed such compensation for their services as directors as may from time to time be fixed by resolution of the Board of Directors.

3.10	Honorary and Advisory Directors. When a director of the corporation retires under the retirement policies of the corporation as established from time to time by the Board of Directors, the Board of Directors may appoint such retiring director as an honorary director, director emeritus, or member of an advisory board established by the Board of Directors. The Board of Directors of the corporation also may appoint any individual as an honorary director, director emeritus, or member of any advisory board established by the Board of Directors. Any individual appointed as an honorary director, director emeritus, or member of an advisory board as provided by this Section 3.10 may be compensated as provided in Section 3.9, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

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3.11	Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at any meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who complies with the notice procedures set forth in Section 2.10 of Article Two. The Nominating and Governance Committee shall select the management nominees for election as directors.

ARTICLE Four
MEETINGS OF THE BOARD OF DIRECTORS

4.1	Time and Place. Meetings of the Board of Directors may be held at any time and place either within or without the State of Georgia.

4.2	Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the state of Georgia, as shall be determined by the Board of Directors from time to time.

4.3	Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than two (2) days’ notice by mail, telegram, cablegram, personal delivery, telephone, or e-mail (provided the recipient has an e-mail address) to each director and shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of any two or more directors. Any such special meeting shall be held at such time and place, within or without the state of Georgia, as shall be stated in the notice of the meeting.

4.4	Content and Waiver of Notice. No notice of any meeting of the Board of Directors need state the purposes thereof. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.5	Quorum; Participation by Telephone. At all meetings of the Board of Directors, the presence of a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. Except as may be otherwise specifically provided by law, the articles of incorporation or these bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

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4.6	Tie Votes. When a quorum of directors is present at any meeting of the Board of Directors and directors vote on any action required or permitted to be taken at such meeting, if the vote results in a tie, the Chairman’s vote shall determine the outcome of the action.

4.7	Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors and upon compliance with any further requirements of law pertaining to such consents.

4.8	Interested Directors and Officers. An interested director or officer is one who is a party to a contract or transaction with the corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the board or committee prior to the vote; or (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, committee or shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

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ARTICLE Five
OFFICERS, AGENTS AND EMPLOYEES

5.1	General Provisions. The officers of the corporation shall be a Chief Executive Officer, a President and a Secretary, and may include a Treasurer, Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these bylaws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person, except the office of President and Secretary. Any officer, agent or employee of the corporation may be removed by the Board of Directors with or without cause. Removal without cause shall be without prejudice to such person’s contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

5.2	Powers and Duties of the Chief Executive Officer, the Chairman of the Board and the President. The powers and duties of the Chief Executive Officer, the Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

(a)       The Chief Executive Officer shall have general charge of the business and affairs of the corporation and shall keep the Board of Directors fully advised. The Chief Executive Officer shall employ and discharge employees and agents of the corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers. The Chief Executive Officer may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

(b)       The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time direct.

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(c)       The President shall, unless otherwise provided by the Board of Directors, be the Chief Executive Officer of the corporation. The President shall have general charge of the business and affairs of the corporation and shall keep the Board of Directors fully advised. The President shall employ and discharge employees and agents of the corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers. The President shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

5.3	Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise all of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his or her power to act.

5.4	Powers and Duties of the Secretary The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he or she is present. Except as otherwise provided by these bylaws, the Secretary shall attend to the giving of all notices to shareholders and directors. He or she shall have charge of the seal of the corporation, shall attend to its use on all documents the execution of which on behalf of the corporation under its seal is duly authorized, and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the record of shareholders of the corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, the Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the President or the Board of Directors.

5.5	Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the corporation in such banks or depositaries as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. The Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the President or by the Board of Directors.

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5.6	Appointment, Powers and Duties of Assistant Secretaries. Assistant Secretaries may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of the Assistant Secretary’s power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

5.7	Appointment, Powers and Duties of Assistant Treasurers. Assistant Treasurers may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of the Assistant Treasurer’s power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

5.8	Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.

ARTICLE Six
CAPITAL STOCK

6.1	Certificates.

(a)       Shares of capital stock of the corporation shall be issued in certificate or book-entry form. If the shares are issued in certificate form, it shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

(i)        the name of this corporation;

(ii)       that the corporation is organized under the laws of the State of Georgia;

(iii)      the name or names of the person or persons to whom the certificate is issued;

(iv)      the number and class of shares, and the designation of the series, if any, which the certificate represents; and

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(v)       if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.

(b)       Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

6.2	Shareholder List. The corporation shall keep or cause to be kept a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.

6.3	Transfer of Shares. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.7 of these bylaws.

6.4	Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. A record date fixed for a shareholders’ meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

6.5	Registered Owner. The corporation shall be entitled to treat the holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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6.6	Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

6.7	Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and, if the directors so require, shall give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

6.8	Fractional Shares or Scrip. The corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, share exchanges or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

ARTICLE Seven
BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS

7.1	Inspection of Books and Records.

(a)       A shareholder owning more than two percent (2%) of the outstanding shares of the corporation shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (b) of this Section 7.1 and gives the corporation written notice of his demand at least five (5) business days before the date on which he or she wishes to inspect and copy:

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(i)       excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting;

(ii)       accounting records of the corporation; and

(iii)      the record of shareholders.

(b)       A shareholder owning more than two percent (2%) of the outstanding shares of the corporation may inspect and copy the records described in subsection (a) of this Section 7.1 only if:

(i)       the shareholder’s demand is made in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder;

(ii)      the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

(iii)     the records are directly connected with his or her purpose; and

(iv)     the records are to be used only for the stated purpose.

(c)       If the Secretary or a majority of the corporation’s Board of Directors or Executive Committee members find that the request is proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

(d)       If said request is found by the Secretary, the Board of Directors or the Executive Committee to be improper, the Secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder’s request.

(e)       The Secretary, the Board of Directors and the Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

7.2	Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the corporation.

7.3	Annual Statements. Not later than four (4) months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

(a)       A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and

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(b)       A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the corporation promptly shall mail to any shareholder of record a copy of its most recent balance sheet and profit and loss statement.

ARTICLE Eight
INDEMNIFICATION

8.1	Indemnification. Any person, their heirs, executors, or administrators, may be indemnified or reimbursed by the corporation for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which such person shall be made a party by reason of the fact that such person is or was a director, trustee, officer, employee, or agent of the corporation, or that such person is or was serving, at the request of the corporation, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise. No person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of their duties to the corporation, or to such other firm, corporation, trust, organization, or enterprise. Provided further, no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the corporation, or (iii) a majority of the members of the Board of Directors then holding office excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding.

8.2	Payment of Expenses in Advance. Expenses incurred in defending any action, suit, or proceeding referred to above may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding. It must be authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as provided above.

8.3	Insurance. The corporation, upon the affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, as a director, trustee, officer, employee or agent of another firm, corporation, trust or other organization or enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing provisions of these bylaws.

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8.4	Rights Not Exclusive. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above or their heirs, executors, or administrators, may be entitled as a matter of law, and the corporation may indemnify such persons to the extent permitted by the Financial Institutions Code of Georgia and the Georgia Business Corporation Code, as such laws may be amended from time to time.

ARTICLE Nine
NOTICES: WAIVERS OF NOTICE

9.1	Notices. Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice, by e-mail (provided the recipient has an e-mail address), by telegram or cablegram, or by mail by depositing the same in the post office or letter box in a postage prepaid sealed wrapper, addressed to such shareholder, director or officer at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

9.2	Waivers of Notice. Except as otherwise provided in these bylaws, when any notice is required to be given by law, by the articles of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder’s attorney or proxy duly appointed in writing.

ARTICLE Ten
EMERGENCY POWERS

10.1	Bylaws. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the articles of incorporation or these bylaws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meeting of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

10.2	Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

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10.3	Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

10.4	Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

10.5	Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

10.6	Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

10.7	Liability of Officers, Directors and Agents. No officer, director, agent or employee acting in accordance with any emergency bylaw shall be liable except for willful misconduct. No officer, director, agent or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the bylaws then in effect.

ARTICLE Eleven
CHECKS, NOTES, DRAFTS, ETC.

Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

ARTICLE Twelve
AMENDMENTS

The bylaws of the corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Except as otherwise provided in the articles of incorporation, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

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